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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-71807), Form S-3 (No. 333-60379), Form S-3
(No. 333-36740), Form S-3 (No. 333-59766) and Form S-8 (No. 333-88711) of
Corporate Office Properties Trust of our report dated January 25, 2002 (except with respect to the matters discussed in Note 19, as to which the date is March 5, 2002) relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 22, 2002